UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 24, 2025

Commission file number 1-13163

YUM! BRANDS, INC.

 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	YUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

General

On September 24, 2025 (the “Closing Date”), Taco Bell Funding, LLC (the “Issuer”), a special purpose Delaware limited liability company and a direct, wholly-owned subsidiary of Taco Bell Corp. (“TBC”), completed its previously announced refinancing transaction and issued $1,000 million of its Series 2025-1 4.821% Fixed Rate Senior Secured Notes, Class A-2-I (the “Series 2025-1 Class A-2-I Notes”) and $500 million of its Series 2025-1 5.049% Fixed Rate Senior Secured Notes, Class A-2-II (the “Series 2025-1 Class A-2-II Notes” and, together with the Series 2025-1 Class A-2-I Notes, the “Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued under the Second Amended and Restated Base Indenture, dated as of September 24, 2025 (the “Second Amended and Restated Base Indenture”), a copy of which is attached hereto as Exhibit 10.1, and the related Series 2025-1 Supplement thereto, dated as of September 24, 2025 (the “Series 2025-1 Supplement”), a copy of which is attached hereto as Exhibit 10.2, by and between the Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Second Amended and Restated Base Indenture and the Series 2025-1 Supplement are collectively referred to as the “Indenture”. The Issuer previously issued (i) its Series 2016-1 Class A-2 Notes and its Series 2018-1 Class A-2 Notes (collectively, the “Series 2016-1 and Series 2018-1 Notes”) pursuant to the original Base Indenture, dated as of May 11, 2016, between the Issuer and the Trustee (as amended, supplemented or otherwise modified prior to the Closing Date, the “Original Base Indenture”) and (ii) its Series 2021-1 Class A-2 Notes (together with the Series 2016-1 and Series 2018-1 Notes and the Notes, the “Securitization Notes”) pursuant to the Amended and Restated Base Indenture, dated as of August 19, 2021, between the Issuer and the Trustee (as amended, supplemented or otherwise modified prior to the Closing Date, the “Existing Base Indenture”).

In the Second Amended and Restated Base Indenture, the parties amended and restated certain previously existing provisions of the Existing Base Indenture, including (among other changes) to:

(i)        modify the conditions to the issuance by the Issuer of any additional notes such that if the Senior Leverage Ratio (as such term is defined in the Indenture) is greater than 6.50:1.00 (or, on and after the 2021 Springing Amendments Implementation Date, 7.00:1.00 (as such term is defined in the Indenture)) or the Holdco Leverage Ratio (as such term is defined in the Indenture) is greater than 7.00:1.00 (or, on and after the 2021 Springing Amendments Implementation Date, 7.50:1.00), in each case, after giving pro forma effect to such issuance and any repayment of existing Indebtedness (as such term is defined in the Indenture) from such additional notes, the use of the proceeds thereof and any repayment of existing Indebtedness, including amounts to fund a defeasance deposit or other similar escrow arrangement in connection with the repayment of such existing Indebtedness, such additional notes (or the applicable portion thereof) may be issued if they constitute Permitted Refinancing Indebtedness (as such term is defined in the Indenture);

(ii)       provide that, following certain trigger events set forth in the limited liability company agreement with respect to each Securitization Entity after which the Back-Up Manager may, but shall not be obligated to, appoint a Transitional Officer (as such term is defined in the Indenture), no Transitional Officer may be appointed unless the Back-Up Manager provides the Trustee prior written notice of the identity of the proposed transitional officer, together with a certification that such Transitional Officer satisfies the requirements for a Transitional Officer set forth in the applicable limited liability company agreement of the related Securitization Entity (as such term is defined in the Indenture) and, upon the delivery of such certification, the approval of the Trustee to such appointment shall be deemed given;

(iii)     provide that the accrued and unpaid fees, expenses and indemnities payable to the Back-Up Manager will not be subject to the Capped Securitization Operating Expense Amount (as such term is defined in the Indenture) after an Event of Default (as such term is defined in the Indenture) has occurred and is continuing regardless of whether or not an Event of Default exists at the time of such payment;

(iv)     provide that the Manager (as such term is defined below) may elect that any date that would otherwise be a Weekly Allocation Date (as such term is defined in the Indenture) shall not be a Weekly Allocation Date such that, on the Weekly Allocation Date with respect to such election, the Trustee will be directed not to withdraw the amounts on deposit in the collection account for application in accordance with the priority of payments until the next Weekly Allocation Date, so long as (v) the Manager does not make such election for two (2) consecutive Weekly Collection Periods (as such term is defined in the Indenture), (w) the Manager does not make such election with respect to the eleventh (11th) Weekly Allocation Date or any subsequent Weekly Allocation Date with respect to any Quarterly Collection Period (as such term is defined in the Indenture) unless 100% of the amounts required to be accrued for deposit to the applicable indenture trust accounts for payment on the next Quarterly Payment Date (as such term is defined in the Indenture) have been deposited to the applicable indenture trust accounts on the preceding Weekly Allocation Dates, (x) no Event of Default, Manager Termination Event, Advance Period or any other Rapid Amortization Event (in each case, as such term is defined in the Indenture) that has occurred is continuing as of the date of such election, (y) no Cash Trapping Period as such term is defined in the Indenture) that has occurred is continuing as of the date of such election and (z) such election is made with at least one (1) business day prior written notice from the Manager to the Trustee and the Servicer (as such term is defined in the Indenture);

(v)      amend the definition of “Capped Securitization Operating Expenses Amount” to provide that (A) during any period that the Back-Up Manager is required to provide Warm Back-Up Management Duties (as such term is defined in the Indenture) pursuant to the Back-Up Management Agreement (as such term is defined in the Indenture), such amount shall automatically be increased to a total of $1,000,000 solely in order to provide for the reimbursement of any increased fees and expenses incurred by the Back-Up Manager associated with the provision of such services and (B) during any period that the Back-Up Manager is required to provide Hot Back-Up Management Duties (as such term is defined in the Indenture) pursuant to the Back-Up Management Agreement, such amount shall automatically be increased to a total of $2,000,000 solely in order to provide for the reimbursement of any increased fees and expenses incurred by the Back-Up Manager associated with the provision of such services, and the Control Party (as such term is defined in the Indenture), acting at the direction of the Controlling Class Representative (as such term is defined in the Indenture), may further increase the Capped Securitization Operating Expense Amount in order to take account of any additional increased fees and expenses incurred by the Back-Up Manager associated with the provision of such services;

(vi)     amend the definition of “Competitor” to provide that a person that is a financial services corporation who is and holds itself out as being primarily engaged in the business of managing assets for investors through the creation and management of mutual funds, and who has assets under management of not less than $1 trillion dollars, will not be a “Competitor” solely by virtue of its direct or indirect ownership of between 5% and 15% of the equity interests in a “Competitor” so long as such person has policies and procedures that prohibit such person from disclosing or making available any confidential information that such person may receive as a holder of the Securitization Notes or prospective investor in the Securitization Notes, to individuals involved in the business of buying, selling, holding or analyzing the equity interests of a “Competitor” or in the business of being a franchisor, franchisee, owner or operator of a large regional or national QSR concept (as such term is defined in the Indenture); and

(vii)    change the amount to be allocated to the Subordinated Notes Interest Payment Account (as such term is defined in the Indenture) on each Quarterly Calculation Date (as such term is defined in the Indenture) in the event amounts are required to be allocated to pay the Subordinated Notes Quarterly Interest Amount (as such term is defined in the Indenture) to be the amount due on the next Quarterly Payment Date.

The amendments described in clauses (ii), (v), (vi) and (vii) became effective on the Closing Date, and the amendments described in clauses (i), (iii) and (iv) will become effective on the date on which the Issuer certifies in writing to the Trustee that none of the Issuer’s Series 2016-1 Class A-2 Notes, Series 2018-1 Class A-2 Notes or Series 2021-1 Class A-2 Notes remain outstanding.

Notes

Payments of interest and principal on the Securitization Notes are made from the continuing fees paid pursuant to the franchise and license agreements with all U.S. Taco Bell restaurants, including both company and franchise operated restaurants. Interest on and principal payments of the Securitization Notes are due on a quarterly basis. In general, no amortization of principal of the Securitization Notes is required prior to their anticipated repayment dates unless as of any quarterly measurement date the consolidated leverage ratio (the ratio of total debt to Net Cash Flow) for the preceding four fiscal quarters of either YUM! Brands, Inc. (the “Company”) and its subsidiaries or the Issuer and its subsidiaries exceeds 5.50x, in which case amortization payments of 1% per year of the outstanding principal as of the closing of the related Securitization Notes are required.

The legal final maturity date of the Notes is in August 2055, but, unless earlier prepaid to the extent permitted under the Indenture, the anticipated repayment dates of the Series 2025-1 Class A-2-I Notes and the Series 2025-1 Class A-2-II Notes will be in August 2030 and August 2032, respectively.

Additional interest will accrue from and after the anticipated repayment date on the outstanding principal amount of the related tranche of Notes at a per annum rate equal to the rate determined by the Midland Loan Services, as servicer, to be the greater of (i) 5.0% per annum and (ii) a per annum rate equal to the amount, if any, by which the sum of the following exceeds the related Series 2025-1 Class A-2 regular fixed interest rate for the applicable tranche: (A) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the related Series 2025-1 Class A-2 anticipated repayment date of the United States Treasury Security having a term closest to 10 years plus (B) 5.0%, plus (C)  1.25% for the Series 2025-1 Class A-2-I Notes and 1.30% for the Series 2025-1 Class A-2-II Notes, respectively. In addition, regular interest will continue to accrue at the related fixed interest rate from and after the anticipated repayment date of the applicable tranche of Notes.

The Securitization Notes are secured by substantially all of the assets of the Issuer and the Issuer’s special purpose wholly-owned subsidiaries (the “Securitization Entities”, and include a lien on all existing and future U.S. Taco Bell franchise and license agreements and the royalties payable thereunder, existing and future U.S. Taco Bell intellectual property, certain transaction accounts and a pledge of the equity interests in asset owning Securitization Entities (the “Securitized Assets”). The remaining U.S. Taco Bell assets that were excluded from the Securitized Assets continue to be held by Taco Bell of America, LLC (“TBA”) and TBC. The Securitization Notes and related obligations of the Issuer thereunder are not guaranteed by the remaining U.S. Taco Bell assets, the Company, or any other subsidiary of the Company.

Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Issuer maintains specified reserve accounts to be used to make required interest payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments on the Notes under certain circumstances, (iii) certain indemnification payments relating to taxes, enforcement costs and other customary items and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to rapid amortization events provided for in the Indenture, including events tied to failure to maintain a stated debt service coverage ratio, gross domestic sales for U.S. Taco Bell restaurants being below certain levels on certain measurement dates, a manager termination event, an event of default and the failure to repay or refinance the Notes on the applicable scheduled repayment date. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest or principal due on the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective, certain judgments and failure of the Securitization Entities to maintain a stated debt service coverage ratio.

Amended and Restated Management Agreement

Each of the Securitization Entities entered into a Second Amended and Restated Management Agreement, dated as of September 24, 2025 (the “Management Agreement”), a copy of which is attached hereto as Exhibit 10.3, among the Securitization Entities, the Trustee and TBC, as the manager (the “Manager”). The primary responsibilities of the Manager pursuant to the Management Agreement are to act as manager for the Securitized Assets, including performing certain franchising, intellectual property and operational functions on behalf of the Securitization Entities. The Manager is entitled to the payment of a weekly management fee, as set forth in the Management Agreement, which includes reimbursement for certain expenses, and is subject to the obligations set forth in the Management Agreement.

In the Management Agreement, the parties amended and restated certain previously existing provisions of the existing Amended and Restated Management Agreement, dated as of August 19, 2021, among the Securitization Entities, the Trustee and the Manager, including (among other changes) to:

(i)       extend from one hundred twenty (120) to one hundred and fifty (150) days after the end of each fiscal year of the Manager the time period in which the Manager shall furnish, or cause to be furnished, to the Trustee, the Servicer, the Rating Agency (as such term is defined in the Indenture) and the Back-Up Manager (as such term is defined in the Indenture) (to the extent the Back-Up Manager is not providing such report) a report of the Independent Auditors (as such term is defined in the Indenture) or the Back-Up Manager summarizing the findings of a set of agreed-upon procedures performed by the Independent Auditors or the Back-Up Manager with respect to compliance with the Quarterly Noteholders’ Reports for such fiscal year (or other period) with the standards set forth herein and a report of the Independent Auditors or the Back-Up Manager to the effect that such firm has examined the assertion of the Manager’s management as to its compliance with its management requirements for such fiscal year;

(ii)      provide that the calculation of the Specified Non-Securitization Debt (as such term is defined in the Indenture) shall no longer assume any variable funding or revolving facility is fully drawn;

(iii)      modify the conditions to the incurrence by the Non-Securitization Entities (as such term is defined in the Indenture) of additional indebtedness to permit the incurrence of such additional indebtedness provided that on the initial incurrence thereof the aggregate outstanding principal amount of the Specified Non-Securitization Debt does not exceed the greater of (A) 20% of Net Cash Flow (as such term is defined in the Indenture) over the four (4) Quarterly Collection Periods (as such term is defined in the Indenture) immediately preceding the relevant date of determination and (B) $175,000,000; and (y) the Holdco Leverage Ratio (as calculated taking into account only the Indebtedness that is in excess of the Holdco Specified Non-Securitization Debt Cap (as defined in the Management Agreement)) is not greater than the Specified Ratio Non-Securitization Debt Cap (as such term is defined in the Indenture); provided that, in addition to other conditions, such Holdco Specified Non-Securitization Debt Cap will not be applicable to Specified Non-Securitization Debt that otherwise constitutes Permitted Refinancing Indebtedness at such time;

(iv)     modify the threshold for a Manager Termination Event (as such term is defined in the Management Agreement) so that immediately upon the incurrence of Specified Non-Securitization Debt by the Non-Securitization Entities, it shall be a Manager Termination Event if there is a failure by the Manager to comply or cause compliance with both (x) the Specified Ratio Non-Securitization Debt Cap (provided, that, to verify the compliance with the Specified Ratio Non-Securitization Debt Cap, the Holdco Leverage Ratio shall be calculated taking into account only the Indebtedness that is in excess of the Holdco Specified Non-Securitization Debt Cap) and (y) the Holdco Specified Non-Securitization Debt Cap, and such failure has continued for a period of forty-five (45) days after the Manager has been notified in writing by any Securitization Entity, the Control Party, the Back-Up Manager or the Trustee, or otherwise has obtained Actual Knowledge of such non-compliance;

(v)       change the length of the Disentanglement Period (as such term is defined in the Management Agreement) such that the Disentanglement Period ends upon the date on which a Successor Manager (as such term is defined in the Management Agreement) or the re-engaged Manager assumes all of the obligations of the Manager under the Management Agreement; and

(vi)      changing the services required to be performed by the Securitization Entities under the applicable Franchise Documents (as such term is defined in the Indenture) prior to the opening of a U.S. Taco Bell restaurant to be (a) reviewing trade areas and possible sites; (b) considering sites for approval; (c) advising about general procedures involved in acquiring the property; (d) providing the standard plans for building a unit; (e) providing OneSource to the restaurant operator via electronic access to a confidential website, which includes online training courses; (f) making available to the restaurant operator and to one manager an operations training course that is required to be completed to the Manager’s satisfaction; (g) providing a representative who will assist in coordinating pre-opening activities and being available to assist with unit operations throughout the opening week, as reasonably needed and (h) developing and presenting to the restaurant operator an advertising program designed for the initial opening of the unit; provided certain of the pre-opening services described in the Management Agreement are not applicable when an existing unit is purchased (in which case only OneSource and the training course are provided to the restaurant operator).

The amendments described in clauses (i), (v) and (vi) became effective on the Closing Date, and the amendments described in clauses (ii), (iii) and (iv) will become effective on the date on which the Issuer certifies in writing to the Trustee that none of the Issuer’s Series 2016-1 Class A-2 Notes, Series 2018-1 Class A-2 Notes or Series 2021-1 Class A-2 Notes remain outstanding.

Use of Proceeds

The Issuer used the net proceeds from the issuance of the Notes to repay in full (i) the Issuer’s Series 2016-1 Class A-2-III Notes, of which $938 million was outstanding. The remaining net proceeds will be distributed to TBC to pay certain transaction-related expenses and for general corporate purposes (including, without limitation, purchases of franchised restaurants).

The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act.  This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Second Amended and Restated Base Indenture, dated as of September 24, 2025, by and between Taco Bell Funding, LLC, as issuer, and Citibank, N.A., as trustee and the Series 2025-1 securities intermediary.
10.2	Series 2025-1 Supplement to Second Amended and Restated Base Indenture, dated as of September 24, 2025, by and between Taco Bell Funding, LLC, as issuer, and Citibank, N.A., as trustee and Series 2025-1 securities intermediary.
10.3	Second Amended and Restated Management Agreement, dated as of September 24, 2025, by and among Taco Bell Funding, LLC, as issuer, Taco Bell Franchise Holder 1, LLC, Taco Bell Franchisor, LLC, Taco Bell IP Holder, LLC, Taco Bell Franchisor Holdings, LLC and Taco Bell Corp., as manager, and Citibank, N.A., as trustee.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: September 30, 2025	/s/ Ranjith Roy
Chief Strategy Officer and Treasurer